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EXHIBIT 23.     CONSENT OF INDEPENDENT ACCOUNTANTS

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of First Hawaiian, Inc. and subsidiaries (hereinafter referred to as the "Company") on Form S-8 (File No. 333-22107) of our report dated January 16, 1997, on our audits of the consolidated financial statements of the Company as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is incorporated by reference in this Annual Report on Form 10-K.


/s/ Coopers & Lybrand L.L.P.


Honolulu, Hawaii
February 20, 1997